Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the inclusion in this Annual Report on Form 10-K and the incorporation by reference in previously filed Registration Statements (Form S-8 No. 333-65684 and Form S-8 No. 333-83175) of our report dated February 27, 2004, on our audits of the consolidated financial statements of Old Point Financial Corporation and subsidiaries as of December 31, 2003 and for the years ending December 31, 2003 and 2002, which report is included in this Form 10-K.

/s/PKF Witt Mares, PLC

Norfolk, Virginia
March 24, 2005